Exhibit 99.1
4300 Wildwood Parkway
Atlanta, GA  30339
1-888-502-BLUE
www.BlueLinxCo.com

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES THIRD QUARTER 2018 RESULTS
- Net Sales of $860 million for the Quarter; Up $380 million From Q3 2017 -
- Gross Profit of $92 million for the Quarter; Up $31 million From Q3 2017 -
- Expected 2018 Year-End Integration Synergies Annualized Run-Rate to exceed $25 million -
- Remain Confident in Reaching 2019 Year-End Integration Synergies Annualized Run-Rate of at least $50 million -

ATLANTA - November 8, 2018 - BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building and industrial products in the United States, today reported financial results for the fiscal third quarter ended September 29, 2018.

“BlueLinx remains focused on integrating our second quarter acquisition of Cedar Creek and is pleased to announce that we expect our synergies efforts by the end of the year to result in an annual benefit of at least $25 million in 2019,” said Mitch Lewis, President and Chief Executive Officer. “While the wood-based commodity markets have proven challenging over the last few months, our third quarter performance provides evidence that our diversity can afford protection during market dislocations. We remain confident in our ability to deliver the expected synergies of at least $50 million annually, continue to operate effectively to realize market opportunities from our combination, and are well-positioned to drive enhanced value for our customers and shareholders.”

Susan O’Farrell, Senior Vice President and Chief Financial Officer, added, “We remain focused on our strategic objectives, making significant progress with our integration efforts and delivering solid financial results despite the significant headwinds we incurred. Our excess availability and cash on hand during the quarter averaged $142 million demonstrating our strong liquidity and deleveraging potential.”

BlueLinx completed the acquisition of Cedar Creek on April 13, 2018 (the “Closing Date”). Under generally accepted accounting principles (GAAP), Cedar Creek’s financial results are only included in the combined company’s reported financial results from the Closing Date forward and are not reflected in the combined company’s reported financial results for any periods prior to the Closing Date. In this release, to supplement and aid in an understanding of the combined company’s reported financial results, BlueLinx is also providing certain GAAP-based and non-GAAP Pro forma financial information of the combined company that includes Cedar Creek’s financial results for the relevant periods prior to the Closing Date, as if the acquisition occurred on January 1, 2017. See “Use of Non-GAAP Measures and Supplementary Information” below and the accompanying financial schedules for more information, including descriptions of any such pro forma measures that may be non-GAAP measures and reconciliations of those non-GAAP measures to their most directly comparable GAAP measures.

Third Quarter 2018 Results Compared to Prior Year Period
The Company reported net sales of $859.8 million for the third quarter of 2018, up $380.5 million or 79.4% from the prior year period. Pro forma net sales were up $18.4 million or 2.2%.

The Company recorded gross profit of $91.8 million during the third quarter, up $31.2 million or 51.5% from the prior year period, with a gross margin of 10.7%. Gross profit was negatively impacted by a lower of cost or net realizable value adjustment on inventory of $5.2 million related to lumber and wood products, and acquisition related inventory step-up charges of $0.9 million due to the second quarter acquisition of Cedar Creek. Pro forma gross profit was $92.6 million during the third quarter, down $17.6 million or 16.0%. The Company recorded a net loss of $9.9 million for the third quarter, compared to a net income of $5.7 million in the prior year period. In addition to the lower of cost or net realizable value inventory and inventory step-up adjustments, the net loss was negatively impacted by a partial multi-employer pension plan withdrawal charge of $6.5 million and acquisition related fees of $3.8 million. Pro forma net loss for the third quarter was $6.2 million.

Adjusted EBITDA, which is a non-GAAP measure, was $16.6 million for the third quarter, up $2.7 million or 19.0% from this period a year ago. Pro forma Adjusted EBITDA, also a non-GAAP measure, was $16.6 million for the third quarter, down $13.5 million or 44.7%.

First Nine Months of 2018 Compared to Prior Year Period
For the first nine months of 2018, the Company generated net sales of $2.2 billion, up $808.3 million or 58.5% from the prior year period. Pro forma net sales for the first nine months were $2.6 billion, up $132.9 million or 5.4%.

The Company recorded gross profit of $250.7 million during the first nine months of 2018, up $75.2 million or 42.8% from the prior year period, with a gross margin of 11.4%. Gross profit was negatively impacted by acquisition related inventory step-up charges of $11.8 million and a lower of cost or net realizable value inventory adjustment of $5.2 million. Excluding the effect of acquisition related inventory step-up charges of $11.8 million, gross margin was 12.0%. Pro forma gross profit for the first nine months of 2018 was $313.3 million, down $0.2 million or 0.1%.

The Company incurred one-time charges during the first nine months of 2018 for legal, professional and other integration costs of $19.1 million related to the Cedar Creek acquisition. Additionally, the Company incurred $14.7 million in share-based compensation expense and $11.8 million of acquisition-related inventory step-up charges. Taking these items into account, the Company recorded a net loss of $31.9 million for the first nine months of 2018, compared to net income of $9.5 million in the prior year period. Pro forma net loss for the first nine months of 2018 was $5.5 million, a $15.0 million or 73.4% improvement over the prior year period.

Adjusted EBITDA was $61.7 million for the first nine months of 2018, up $27.6 million or 81.0% from the prior year period. Pro forma Adjusted EBITDA was $73.2 million, down $8.8 million or 10.8%.

Capital Structure and Liquidity
Excess availability under the amended ABL and cash on hand as of September 29, 2018, was approximately $123 million, and averaged approximately $142 million for the quarter.

Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Participants can access the live conference call via telephone at (877) 873-5864, using Conference ID # 5957637. Investors can also listen to the live audio of the conference call and view the accompanying slide presentation by visiting the BlueLinx website, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. After the conference call has concluded, an archived recording will be available on the BlueLinx website.

Use of Non-GAAP Measures and Supplementary Information
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company also believes that presentation of certain non-GAAP measures and GAAP-based and non-GAAP supplemental financial measures may be useful to investors and may provide a more complete understanding of the factors and trends affecting the business than using reported GAAP results alone. Any non-GAAP measures used herein are reconciled herein or in the financial tables accompanying this news release to their most directly comparable GAAP measures. The Company cautions that non-GAAP measures and supplemental financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Adjusted EBITDA and Pro forma Adjusted EBITDA

We define Adjusted EBITDA as an amount equal to net income plus interest expense and all interest expense related items, income taxes, depreciation and amortization, and further adjusted for certain non-cash items and other special items, including compensation expense from share based compensation, one-time charges associated with the legal, consulting, and professional fees related to the Cedar Creek acquisition, and gains on sales of properties including amortization of deferred gains.

We present Adjusted EBITDA because it is a primary measure used by management to evaluate operating performance and, we believe, helps to enhance investors’ overall understanding of the financial performance and cash flows of our business. We believe Adjusted EBITDA is helpful in highlighting operating trends. We also believe that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. However, Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP. Adjusted EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

Pro forma Adjusted EBITDA for any period is calculated in the same manner as Adjusted EBITDA, but also combines the historical results of BlueLinx for the three and nine months ended September 29, 2018, and September 30, 2017, with the historical results of Cedar Creek for the three month period ended March 31, 2018, and thirteen day period ended April 13, 2018, and the three and nine months ended September 30, 2017, respectively, giving effect to the Cedar Creek acquisition and related adjustments as if the acquisition occurred on January 1, 2017.

Supplemental Financial Measures

We completed the acquisition of Cedar Creek on April 13, 2018. As a result, Cedar Creek’s financial results are only included in the combined company’s reported financial results from the Closing Date forward. To supplement these reported results, we have provided GAAP-based and non-GAAP pro forma financial information of the combined company in this news release that includes Cedar Creek’s financial results for the relevant periods prior to the Closing Date. This pro forma information combines the historical results of BlueLinx for the three and nine months ended September 29, 2018, and September 30, 2017, with the historical results of Cedar Creek for the three month period ended March 31, 2018, and thirteen day period ended April 13, 2018, and the three and six months ended July 1, 2017, respectively, giving effect to the Cedar Creek acquisition and related adjustments as if the acquisition occurred on January 1, 2017.

About BlueLinx Holdings Inc.
BlueLinx (NYSE: BXC) is a leading wholesale distributor of building and industrial products in the United States with over 50,000 branded and private-label SKUs, and a broad distribution footprint servicing 40 states. BlueLinx has a differentiated distribution platform, value-driven business model and extensive cache of products across the building products industry. Headquartered in Atlanta, Georgia, BlueLinx has over 2,500 associates and distributes its comprehensive range of structural and specialty products to approximately 15,000 national, regional, and local dealers, as well as specialty distributors, national home centers, industrial, and manufactured housing customers. BlueLinx encourages investors to visit its website, www.BlueLinxCo.com, which is updated regularly with financial and other important information about BlueLinx.

Contacts:
Investors:
Susan O’Farrell, SVP, CFO & Treasurer
BlueLinx Holdings Inc.
(770) 953-7000

Mary Moll, Investor Relations
BlueLinx Holdings Inc.
(866) 671-5138
investor@bluelinxco.com

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “will likely result” or words or phrases of similar meaning. The forward-looking statements in this release include statements about expected levels of run-rate synergies at the end of 2018 and 2019; the ability of our product and geographic diversity to afford protection during market dislocations; our ability to drive enhanced value for our customers and shareholders; and our deleveraging potential. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors outside of BlueLinx’s control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply and/or demand for products that it distributes; changes in commodities pricing and our ability to successfully manage inventory levels; new housing starts and inventory levels of existing homes for sale; general economic and business conditions in the United States; the imposition or threat of protectionist trade policies or import or export tariffs; modified or new global or regional trade agreements; our ability to successfully integrate the Cedar Creek business and realize anticipated synergies from the acquisition; the significant indebtedness that we have incurred in connection with the Cedar Creek acquisition; acceptance by our customers of our privately branded products; financial condition and creditworthiness of our customers; supply from our key vendors; reliability of the technologies we utilize; the activities of competitors; changes in significant operating expenses; fuel costs; risk of losses associated with accidents; exposure to product liability claims; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 30, 2017, its Quarterly Reports on Form 10-Q, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectations or otherwise, except as required by law.

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net sales	$859,776	$479,318	$2,190,215	$1,381,927
Cost of sales	768,021	418,773	1,939,484	1,206,402
Gross profit	91,755	60,545	250,731	175,525
Operating expenses (income):
Selling, general, and administrative	87,692	47,088	238,655	149,290
Gains from sales of property	—	—	—	(6,700)
Depreciation and amortization	8,068	2,249	18,177	6,865
Total operating expenses	95,760	49,337	256,832	149,455
Operating income (loss)	(4,005)	11,208	(6,101)	26,070
Non-operating expenses (income):
Interest expense	13,273	5,670	33,947	16,279
Other income, net	(94)	(271)	(282)	(549)
Income (loss) before provision for (benefit from) income taxes	(17,184)	5,809	(39,766)	10,340
Provision for (benefit from) income taxes	(7,288)	123	(7,885)	832
Net income (loss)	$(9,896)	$5,686	$(31,881)	$9,508

Basic earnings (loss) per share	$(1.07)	$0.63	$(3.46)	$1.05
Diluted earnings (loss) per share	$(1.07)	$0.62	$(3.46)	$1.04

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 29, 2018	December 30, 2017
ASSETS
Current assets:
Cash	$7,630	$4,696
Receivables, less allowances of $4,278 and $2,761, respectively	285,489	134,072
Inventories, net	401,222	187,512
Other current assets	44,947	17,124
Total current assets	739,288	343,404
Property and equipment:
Land and land improvements	22,513	30,802
Buildings	178,698	84,781
Machinery and equipment	112,770	70,596
Construction in progress	1,812	570
Property and equipment, at cost	315,793	186,749
Accumulated depreciation	(102,865)	(102,977)
Property and equipment, net	212,928	83,772
Goodwill and other intangibles, net	74,172	—
Deferred tax asset	45,964	53,853
Other non-current assets	19,200	13,066
Total assets	$1,091,552	$494,095
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$153,814	$70,623
Bank overdrafts	36,264	21,593
Accrued compensation	7,611	9,229
Current maturities of long-term debt, net of discount and debt issuance costs of $64 and $0, respectively	1,736	—
Capital leases - short-term	8,058	3,552
Real estate deferred gains - short-term	5,330	1,836
Other current liabilities	21,528	10,772
Total current liabilities	234,341	117,605
Non-current liabilities:
Long-term debt, net of discount and debt issuance costs of $13,280 and $3,792, respectively	579,380	276,677
Capital leases - long-term	145,175	14,007
Real estate deferred gains - long-term	86,768	10,485
Pension benefit obligation	25,616	30,360
Other non-current liabilities	18,048	9,959
Total liabilities	1,089,328	459,093

Commitments and Contingencies

STOCKHOLDERS’ EQUITY:
Common Stock, $0.01 par value, Authorized - 20,000,000 shares, Issued and Outstanding - 9,288,673 and 9,100,923, respectively	92	91
Additional paid-in capital	258,088	259,588
Accumulated other comprehensive loss	(35,905)	(36,507)
Accumulated stockholders’ deficit	(220,051)	(188,170)
Total stockholders’ equity	2,224	35,002
Total liabilities and stockholders’ equity	$1,091,552	$494,095

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 29, 2018	September 30, 2017
Net cash used in operating activities	(59,293)	(38,278)

Cash flows from investing activities:
Proceeds from sale of assets	107,972	27,461
Acquisition of business, net of cash acquired - see Note 2	(353,094)	—
Property and equipment investments	(1,872)	(241)
Net cash provided by (used in) investing activities	(246,994)	27,220

Cash flows from financing activities:
Borrowings from revolving credit facilities	736,254	329,936
Repayments on revolving credit facilities	(503,577)	(288,841)
Borrowings from term loan	180,000	—
Repayments on term loan	(900)	—
Principal payments on mortgage	(97,847)	(28,976)
Bank overdrafts	14,671	(55)
Debt issuance costs	(10,470)	—
Payments on capital lease obligations	(5,890)	(2,446)
Repurchase of shares to satisfy employee tax withholdings	(3,020)	—
Cash released from escrow related to the mortgage	—	1,490
Net cash provided by financing activities	309,221	11,108

Net change in cash	2,934	50
Cash at beginning of period	4,696	5,540
Cash at end of period	$7,630	$5,590

BLUELINX HOLDINGS INC.
SUPPLEMENTARY INFORMATION
(In thousands)
(Unaudited)

Pro Forma Sales, Gross Profit and Net Income (Loss)

The following unaudited consolidated pro forma information presents consolidated information as if the Cedar Creek acquisition had occurred on January 1, 2017:

	Pro forma (1)
	Quarter Ended		Nine Months Ended
(In thousands)	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net sales	$859,776	$841,330	$2,592,597	$2,459,713
Gross Profit	92,623	110,272	313,321	313,497
Net income (loss)	(6,219)	8,033	(5,455)	(20,477)
________________________
(1) The pro forma amounts above have been calculated in accordance with GAAP after applying the Company's accounting policies and adjusting: (i) the three- and nine-months ended September 29, 2018, to reflect a $0.9 million and $11.8 million, respectively, charge related to an inventory step-up adjustment, and the three and nine months ended September 30, 2017, for $0 and $11.8 million, respectively; (ii) the three- and nine-months ended September 29, 2018, for $3.8 million and $37.9 million, respectively, for transaction related costs, and the three- and nine-months ended September 30, 2017, for $0 and $37.9 million, respectively. Due to the net loss for the three- and nine-month periods ended September 29, 2018, and for the nine-month period ended September 30, 2017, 0 incremental shares, 0.1 million incremental shares and 0.2 million incremental shares, respectively, from share-based compensation arrangements were excluded from the computation of diluted weighted average shares outstanding, in both periods, because their effect would be anti-dilutive. The pro forma amounts do not include any potential synergies, cost savings or other expected benefits of the acquisition, are presented for illustrative purposes only, and are not necessarily indicative of results that would have been achieved had the acquisition occurred as of January 1, 2017, or of future operating performance.

BLUELINX HOLDINGS INC.
RECONCILIATION OF NON-GAAP MEASUREMENTS
(In thousands)
(Unaudited)

The following schedule reconciles net income to Adjusted EBITDA:

	Quarter Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net income (loss)	$(9,896)	$5,686	$(31,881)	$9,508
Adjustments:
Depreciation and amortization	8,068	2,249	18,177	6,865
Interest expense	13,273	5,670	33,947	16,279
Provision for (benefit from) income taxes	(7,288)	123	(7,885)	832
Gain from sales of property	—	—	—	(6,700)
Amortization of deferred gain	(1,300)	—	(3,769)	—
Share-based compensation expense	1,708	345	14,670	1,805
Multi-employer pension withdrawal	6,510	—	6,510	5,500
Inventory step-up adjustment	868	—	11,786	—
Merger and acquisition costs (1)	3,825	—	19,058	—
Restructuring, severance, and legal	844	(112)	1,071	(4)
Adjusted EBITDA	$16,612	$13,961	$61,684	$34,085
____________________
(1) Reflects primarily legal, professional and other integration costs related to the Cedar Creek acquisition

The following table reconciles our pro forma net income to pro forma Adjusted EBITDA:

	Quarter Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Pro forma net income (loss)	$(6,219)	$8,033	$(5,455)	$(20,477)
Adjustments:
Depreciation and amortization	8,068	6,957	23,505	20,990
Interest expense	13,273	12,041	39,884	32,452
Provision for (benefit from) income taxes	(6,272)	2,184	(3,168)	(1,822)
Gain from sales of property	—	—	—	(6,700)
Amortization of deferred gain	(1,300)	(501)	(3,769)	(954)
Share-based compensation expense	1,708	345	14,670	1,805
Multi-employer pension withdrawal	6,510	—	6,510	5,500
Inventory step-up adjustment	—	—	—	11,786
Merger and acquisition costs (1)	—	—	—	37,869
Restructuring, severance, and legal	844	1,003	1,071	1,634
Pro forma adjusted EBITDA	$16,612	$30,062	$73,248	$82,083
____________________
(1) Reflects primarily legal, professional and other integration costs related to the Cedar Creek acquisition